Exhibit 99.1

Eton Pharmaceuticals Out-Licenses International Rights to Increlex®

●	Esteve Pharmaceuticals, S.A. will commercialize Increlex in all markets outside the U.S.

DEER PARK, Ill., April 1, 2025 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the out-licensing of commercial rights to Increlex® in territories outside of the U.S. to Esteve Pharmaceuticals, S.A. (“Esteve”).

“Esteve shares Eton’s dedication to putting patients first and we’re excited to partner with them to distribute this important treatment outside of the U.S. Esteve has the global infrastructure and established presence necessary to successfully commercialize Increlex in countries outside the U.S. This transaction will allow Eton to focus its efforts on the Company’s compelling growth opportunities within the U.S., including its three rare disease product launches planned for 2025, and eliminates the need for significant infrastructure investments that would have been required to commercialize Increlex outside the U.S.,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

Esteve will license the ex-U.S. rights for up to ten years and will also be receiving an option to acquire the international rights in the future. Eton will supply product to Esteve at a fixed transfer price, and the transaction does not impact the Company’s expectation to exit 2025 at an approximately $80 million annual revenue run rate.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has seven commercial rare disease products: INCRELEX®, ALKINDI SPRINKLE®, GALZIN®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has six additional product candidates in late-stage development: ET-400, ET-600, Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Source: Eton Pharmaceuticals, Inc.